NEWS RELEASE
https://ir.homestreet.com/news-events/news/default.aspx

HomeStreet Schedules Second Quarter 2022 Earnings Call for
Tuesday, July 26, 2022

SEATTLE, WA - July 1, 2022 - HomeStreet, Inc. (Nasdaq:HMST), the parent company of HomeStreet Bank, will conduct its quarterly earnings conference call on Tuesday, July 26, 2022 at 1:00 p.m. ET. Mark K. Mason, Chairman, President and CEO, and John M. Michel, Executive Vice President and CFO, will discuss second quarter 2022 results and provide an update on recent events. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may register in advance at the following URL: https://ige.netroadshow.com/registration/q4inc/11273/homestreet-bank-q2-2022-earnings-release/ or may join the call by dialing directly at 1-844-200-6205 (1-929-526-1599 internationally) shortly before 1:00 p.m. ET using Access Code 320273.

A rebroadcast will be available approximately one hour after the conference call by dialing 1-866-813-9403 and entering passcode 083609.

The information to be discussed in the conference call will be available on the company's web site after market close on Monday, July 25, 2022.

About HomeStreet, Inc.
HomeStreet, Inc. (Nasdaq:HMST) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii. The Company is principally engaged in real estate lending, including mortgage banking activities, and commercial and consumer banking. Its principal subsidiaries are HomeStreet Bank and HomeStreet Capital Corporation. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com. HomeStreet Bank is a member of the FDIC and an Equal Housing Lender.

Investor contact:
John Michel, Executive Vice President, Chief Financial Officer
john.michel@homestreet.com
206-515-2291

Media contact:
Misty Ford
Misty.ford@homestreet.com
206-876-5506